CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL, IS THE TYPE THAT HAEMONETICS CORPORATION TREATS AS CONFIDENTIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***].

Dated this 8th day of January 2026

QUALPROP LIMITED

(the “Landlord”)

M. & M. QUALTECH LIMITED

(MMQ”)

VIVASURE MEDICAL LIMITED
(the “Tenant”)

BUSINESS LETTING AGREEMENT

MG Ryan Kieran Murphy LLP Solicitors,
Abbeygate House,
34/36 Upper Abbeygate Street, Galway

MEMORANDUM OF AGREEMENT made the 8th day of January, 2026

BETWEEN

1.     QUALPROP LIMITED having its registered office at Parkmore Industrial Estate, Galway and the expression the “Landlord” shall where the context so admits or requires include its successors and assigns; and

2.    M. & M. QUALTECH LIMITED having its registered office at Parkmore Industrial Estate, Galway and the expression “MMQ” shall where the context so admits or requires include its’ successors and assigns; and

3.     VIVASURE MEDICAL LIMITED having its registered office at Parkmore Business Park West, Galway and the expression the “Tenant” shall include its successors and permitted assigns.

1    DEFINITIONS:

“Agreement”    means this Business Letting Agreement and any schedules annexed thereto;

The Premises:    PART 1
ALL THAT AND THOSE portion of the Building (as hereinafter defined) situate at Parkmore Business Park West, Parkmore, Galway which is shown for the purpose of identification only on the floor plan(s) annexed hereto at the First Schedule and thereon delineated in red (the “Plans”) TOGETHER WITH the interior faces only of all internal structural or load bearing walls or walls separating the unit with the remaining part of the Building AND TOGETHER WITH all cisterns, tanks, radiators, sewers, drains, pipes wires ducts and conduits situate in and used exclusively for the purposes of the said unit
PART 2
TOGETHER WITH the right to use the Car Parking Spaces (as hereinafter defined);
PART 3
ALL THAT AND THOSE the workshop area more particularly described on the plans attached hereto and thereon coloured yellow (hereinafter called “the Workshop Area”), together with the right to pass and repass to and from the workshop over the area shaded yellow on the plans.
PART 4
The right to place goods in the Landlord’s/MMQ’s store reserved for such goods.

Permitted Use:    Medical device research, development, administration
and manufacturing.

Term:    the period from the 1st day of December 2025 to the 31st day of December 2028 subject always to the termination rights of the Landlord and the Tenant specified in this Agreement.
Term Commencement means 1st day of January 2026
Date:

Rent    the sum of €[***] per annum or pro rata for any part of a year and, from and including each Review Date (as defined in the Fourth Schedule), such yearly rent as becomes payable under the Fourth Schedule.

Rent Commencement Date
means the Term Commencement Date

Manner Payable Bi-Monthly in arrears on the first day of each subsequent month, subject to the Landlord providing a VAT Invoice

WHEREBY the Landlord agrees to let and the Tenant agrees to take the Premises for the Term and at the Rent details of which are as set out above and the Tenant agrees to pay the amount of the Rent and other payments in the manner and at the times described herein and each of the said parties further agree and accept the terms and conditions on their respective parts to be observed and performed and which are set out in the special and general conditions attached to this Agreement.

PRESENT when the Common Seal of THE LANDLORD
was affixed hereto:

/s/ Michael Connelly
Director

/s/ James Elwood
Director/Secretary

PRESENT when the Common Seal of MMQ
was affixed hereto:

/s/ Michael Connelly
Director

/s/ James Elwood
Director/Secretary

PRESENT when the Common Seal of THE TENANT
was affixed hereto:

/s/ David Keating
Director/Secretary

David Keating
Print Name

SPECIAL CONDITIONS

1.On the termination of this Agreement, the Tenant shall not move or transfer or attempt to remove to transfer any telephone or any electricity, gas or other services from the Premises (except such extra telephone or fax lines or other lines of communication which the Tenant has installed at its own expense) but shall leave the same intact and shall pay all charges in respect of the use of all such services up to date of departure or to the termination of the relevant agreement for hire, whichever is the longer.

2.Notwithstanding any provision of this Agreement, the Landlord and Tenant agree that all outgoings, including commercial rates, service charge, and water charges are included in the rental figure. In the event of a rate revaluation of the property being carried out the related increase shall be passed on pro rata to the Tenant

3.The Landlord and the Tenant agree that any charges in respect of the Tenant’s usage of electric current will be invoiced to the Tenant on a monthly basis in arrears. The Landlord shall not be responsible for any interruption, breakdown or shortage of electricity or water supply from third party service providers.

4.Where under the terms of this Agreement the consent or approval of the Landlord is required for any matter of thing then the Landlord covenants with the Tenant that in each case the consent or approval of the Landlord shall not be unreasonably withheld or delayed.

5.The Tenant shall be entitled to use the Premises 24 hours a day 365 days a year, except in respect of the Workshop Area and/or warehouse pallet area. Access to same shall only be during the hours that same is operated by the Landlord.

6.The Landlord’s consent will not be required in respect of any internal non- structural additions or internal non-structural alterations (including the erection or installation of temporary demountable partitions and normal office furniture) that do not require planning permission or a fire safety certificate.

7.The Tenant will have no liability or obligation to repair or maintain any latent and inherent defects or to remedy any damage or disrepair caused by any latent or inherent defects and the Tenant shall not be required to put the Premises in any better state of repair than exists at the time of granting of this Agreement TO THE INTENT that it is agreed that any repair or maintenance required to the Premises which exceeds the responsibility of the Tenant under this Agreement or which relates to a latent or inherent defects shall be the responsibility of the Landlord and the cost of same shall not be passed to the Tenant.

8.Notwithstanding any provision of this Agreement, the Tenant shall not be required to yield up the Premises in any better state of repair than exists at the time of granting of this Agreement and the Tenant will, only if requested in writing by the Landlord in good time prior to yield up, remove all Tenant’s or trade fixtures prior to the expiration or sooner determination of the Term.

9.In exercising any of the Landlord’s rights of entry or other rights in relation to the Premises the Landlord shall (and where any party enters the Premises on the Landlord’s authorisation, the Landlord covenants to enforce these conditions on such party):

9.1To take all necessary steps to ensure that as little damage is done to the Premises and the fixtures, fittings and equipment therein and as little inconvenience is caused to their occupiers as is reasonably practicable;

9.2To make good without delay any damage to the Premises and/or the Tenant’s fixtures and fittings and contents therein which may be caused by such exercise;

9.3To enter by prior appointment at a reasonable time and upon reasonable prior notice or at least seven hours (save in the case of emergency where as much notice as possible will be given) and the Landlord shall prior to any such entry consider all alternatives, and the Landlord shall agree with the Tenant the timetable and method for the carrying out of such works prior to the Landlord’s entry or commencement thereof;

9.4To ensure insofar as is reasonably practicable that such rights of entry are exercised outside the Tenant’s hours of business and the Landlord complying with any reasonable requirements of the Tenant (including those relating to confidentiality, security, access, hours of work, noise and methodology for any works);

9.5To have the person as entering accompanied by an authorised member of the Tenant’s staff and to observe the Tenant’s reasonable regulations as to insurance, security and confidentiality; and

9.6To make good any damage which may be caused by such exercise.

10.        In the event of any conflict between these Special Conditions and the General Conditions of this Agreement, the Special Conditions shall prevail.

11The Car parking spaces will be used for the purpose of parking private motor vehicles belonging to staff or invitees of the Tenant only. The Tenant takes responsibility for their staff and invitees in the same way as MMQ do as regards vehicle movement and carparking. The Tenant shall obey such reasonable regulations as may be applied by the Landlord or MMQ from time to time in relation to the parking of vehicles.

12The Tenant shall have the right to store goods in the goods store in accordance with the protocol set out in Schedule 2 attached hereto and pallet capacity is limited to 150 euro pallet spaces.

13The Tenant acknowledges that the Premises includes two Class 8 clean rooms, one of which was validated when the Tenant took possession. At the expiration or sooner determination of this Agreement the Tenant shall ensure that one of the clean rooms will be validated and shall produce the necessary documentation in this regard.

GENERAL CONDITIONS

1.DEFINITIONS

“Building”    means ALL THAT AND THOSE that land and hereditaments known as Parkmore Business Park West, Parkmore, Galway.

“Car Parking Spaces”    means 15 marked car parking spaces the
initial location of which is shown shaded green for identification purposes only on Plans for the parking of single private motor vehicles only.

“Insurance Premium”    In respect of the Insured Risks included in
the Rent. Public liability, Employer’s liability and Tenant’s goods and contents are a matter for the Tenant.

“Insured Risks”    means loss or damage by fire lightning explosion storm tempest flood landslip heave subsidence bursting or overflowing of water tanks apparatus or pipes impact aircraft or other aerial devices or articles dropped or falling therefrom riots civil commotion terrorism wrongful arrest cover malicious damage to underground services and such other risks and perils as the Landlord in its absolute discretion shall from time to time reasonably consider necessary including without limitation insurance against third party employers and public liability subject in the case of each and all such risks and perils to the availability of insurance cover against the same and subject to such terms and conditions as insurance cover against each and all such risks and perils is generally available.

“Landlord’s Option to Tax”     means the Landlord’s option to apply VAT to the rent and other consideration payable in respect of the Agreement pursuant to section 97(1) of the VAT Act.

“Month”    means calendar month and words derived therefrom shall be construed accordingly.

“Option Date”    has the meaning assigned to that term in clause 5;

“Option Notice”    has the meaning assigned to that term in clause 5;

“Permitted Use”    means the use described in the Memorandum of Agreement.

“Premises”    means the premises described in the Memorandum of Agreement with the easements rights and privileges appurtenant thereto, if any,

“Rent”    means the amount described in the Memorandum of Agreement.

“Services”    means all and any services facilities and other matters provided by the Landlord from time to time for the common or general use or for the benefit of all of the tenants, licensees and occupiers of the Building and any car park and if appropriate to visitors of the Building in each case in accordance with good estate management;

“Service Charge”    included in Rent;

“Term”    means the term of the Agreement described in the Memorandum of Agreement;

“VAT Act”    means the Value Added Tax Consolidation Act 2010 as amended from time to time and any Act from time to time replacing, re-enacting or consolidating it.

“VAT”    means Value Added Tax or any similar or other tax from time to time replacing it and/or performing a similar function.

Where the context so admits words importing the neuter gender only shall include the masculine and feminine gender as appropriate and words importing the masculine gender only shall include the feminine gender and words importing the singular number only shall include the plural number and vice versa.

Where the Tenant shall from time to time be or consist of two or more individuals the covenants and conditions herein expressed to be made by the Tenant shall be deemed to be made by such individuals jointly and severally.

Where the Landlord shall from time to time be or consist of two or more individuals the covenants and conditions herein expressed to be made by the Landlord shall be deemed to be made by such individuals jointly and severally.

2.THE TENANT AGREES WITH THE LANDLORD as follows:

(a) To pay the reserved agreed Rent from the Rent Commencement Date without any deductions whatsoever at the times and in the manner provided for in this Agreement;

(b) Not to assign sublet or part with or share the possession of the Premises or any part thereof nor permit any other person company or party to occupy the Premises as a licensee or otherwise without first obtaining the consent in writing of the Landlord;

(c) To repair and keep in good and substantial order repair and condition the Premises and every part thereof including without limitation the interior of the Premises and all additions improvements and appurtenances thereto and all fixtures fittings plant machinery and equipment therein or thereon;

(d) To keep the Premises clean and tidy and in good order repair and condition from time to time and at all times during the Term hereby created and all additions and alterations thereto and all fixtures and fittings therein but without derogating from the generality of the foregoing all drains water gas and other pipes lights signs electrical installations sanitary and water apparatus and all other apparatus and things within or appertaining to the Premises (damage by any of the Insured Risks excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Tenant) or the servants agents licencees of the tenant and to keep the Landlord effectually indemnified against all reasonable legal claims in respect thereof;

(e) To maintain the interior of the Premises in good decorative condition and (in the event of the tenancy continuing for five years or more) to repaint all interior woodwork in a proper and workmanlike manner at least once in every five years;

(f) To execute all works and at all times during the Term to provide and maintain all arrangements and do all acts and things on or in respect of the Premises or in respect of the user or occupation thereof (whether required to be done or executed by an owner or by the lessee tenant or occupier) as under or by virtue of any Act or the requirements or directions of any local or other competent authority are or shall be directed or necessary to be executed or provided or maintained or done and to comply with all safety and fire regulations and all provisions relating to conditions of work and facilities provided for those working in or resorting to the Premises and at all times to indemnify the Landlord from and against all penalties damages compensation costs claims demands expenses and liability in respect thereof or arising through a failure to comply with this clause;

(g) To permit the Landlord or its agent at all reasonable times (subject to reasonable prior notice save in the case of emergency) to enter the Premises and examine the state of repair and condition thereof and to repair and make good all defects of which notice in writing shall be given by the Landlord to the Tenant;

(h) Not to make any structural alterations in the Premises nor to make any alterations whatsoever in the internal arrangements or external appearance of the Premises nor to erect any wireless or television aerial or other equipment for the transmission of electronic signals PROVIDED THAT the Tenant shall be permitted to make non-structural alterations to the Premises subject to obtaining and complying with all requisite consents and approvals from the local or competent authorities AND subject to the prior written consent of the Landlord being first obtained;

(i) Not to do or permit or suffer to be done on the Premises anything which would be in breach of the user of the Premises permitted under the provisions of the Planning and Development Acts 2000 to 2010 or any Act or Acts amending or replacing same or the regulations made thereunder or render the Landlord liable to proceedings being instituted under such Acts and in the event of any breach of this clause to indemnify the Landlord against all reasonable legal costs claims and expenses resulting from such a breach;

(j) To clean the insides of the windows of the occupied portion of the Premises as often as reasonably necessary;

(k) Not to use or occupy the Premises or permit the same to be used or occupied otherwise than for the Permitted Use or for any purpose or in any manner inconsistent with such user or occupation and not to do, or allow to be done any act or thing which is likely to be, or to become a nuisance danger or annoyance to the Landlord or other occupiers of the Building or to adjoining occupiers;

(l) To pay and discharge all charges in respect of the electric current, telephone service used or consumed on the Premises during the Term of this Agreement or any extension thereof;

(m) Not to exhibit any signboard poster or advertising matter or any flag or banner outside the Premises or in the windows or doors thereof, but this sub-clause shall not prevent the Tenant from placing at the entrance of the Building company signage and metal nameplate of a type and of dimensions to be approved by the Landlord and in a position to be similarly approved by the Landlord;

(n) To comply with the regulations and directions of the Landlord or of any management company in relation to loading, deliveries, storage treatment and best practice disposal of refuse or for the management, control, use and conduct of the Building;

(o)    Not to hold any auction upon the Premises;

(p)    Not to keep any dog or other animal in or upon the Premises;

(q) Not to place or permit to be placed any obstruction of any nature or kind in or upon the hall, landings, stairways, paths, or approaches leading to the Premises and/or the Building;

(r) Not to place or leave any dust rubbish or refuse in or about the Premises or the Building. The Tenant is responsible for activating the security system in their part of the Building. An agreed Automatic alarm setting is in place per the Third Schedule.

(s) To notify the Landlord immediately in writing of any loss or damage caused to the Premises or to any property of the Landlord in the Premises;

(t) On the termination of the Term hereby created the Tenant shall furnish to the Landlord a letter addressed to the Tenant’s Communications’ provider, authorising the transfer of the telephone line and number into the name of the Landlord, and the Tenant agrees not to do or allow to be done anything which may cause the said line to be disconnected;

(u) (i)    To be responsible for and to indemnify the Landlord against all damage occasioned to the Premises or any adjacent or neighbouring premises within the Facility or to any person and to indemnify the Landlord against all actions, claims, proceedings, costs, expenses and demands made against the Landlord as a result of:-
<a>    any act, omission or negligence of the Tenant or the servants or agents of the Tenants;    and

<b>    any breach or non-observance by the Tenant of the Tenant's covenants and other terms hereof.

(ii) To take out a policy of public and employers' liability insurance with a reputable Insurance Company to cover amounts up to two million euro in respect of each and every claim in any one year (or such increased amounts as the Landlord may reasonably consider appropriate from time to time) and to pay the annual premium in respect of same and to produce on demand to the Landlord a copy of the policy document relating to same and

evidence that the premium on the said policy has been    paid in full and to carry out the requirements, if any, of the insurance company in relation to the said policy.

(v) That the Tenant will at the expiration or sooner determination of the Term peaceably surrender and yield up unto the Landlord possession of the Premises together with the furniture effects and fittings included in this letting in good and substantial repair and condition in all respects and to remove all tenant's or trade fixtures prior to the expiration or sooner determination of the Term (except such as the Landlord agrees in writing may remain on the Premises) and after such removal to make good all damage to the Premises caused by such removal.

(x)    to be responsible for the safe movement of materials and other items to and from the landlord’s warehouse and the tenant’s production area. The tenant shall be responsible for the lifting devices i.e. (steps and overhead safety gate)

(y)    In pursuance of the Landlord’s Option to Tax which the Tenant acknowledges applies to this Agreement, to pay VAT where exigible on all sums required to be paid by the Tenant to the Landlord in pursuance of or in connection with this Agreement and to pay the VAT and the related sums together as one amount IT BEING ACKNOWLEDGED THAT all sums specified to be paid by the Tenant to the Landlord under this Agreement shall be treated (save as may otherwise expressly appear) as being the VAT exclusive amount.

3.THE LANDLORD AGREES WITH THE TENANT as follows:-

(a) That the Tenant paying the rent and performing and observing the agreements on the Tenant's part hereinbefore contained may peaceably hold the Premises during the Term of this letting without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord;

(b) If in the event of destruction or damage to the Premises which renders them unfit for use and occupation, the rent payable under this Agreement shall be suspended until the Premises are again rendered fit for use and occupation. The rent suspended shall be the whole rent or such proportion as is fair according to the nature and extent of the damage to the Premises; and

(c) To clean the outsides of the windows of the occupied portion of the Premises as often as reasonably necessary

(d) To maintain the outside entrance door and entrance area in good working order and condition.

4.IT IS HEREBY MUTUALLY AGREED BETWEEN THE LANDLORD AND THE TENANT as follows:

(a) That in the event of the rent hereby reserved or any part thereof being in arrear for sixty (60) days after becoming due or if there shall be any breach or non-performance or non-observance by the Tenant of any of the provisions herein contained or if the Tenant shall become bankrupt or make any arrangement or composition with his creditors or shall suffer execution to be levied on the premises or if the Tenant (being a Company) shall pass a Resolution to wind-up (other than for the purpose of a re- organisation) or have a winding-up Order made in respect thereof by the Court the Landlord shall be entitled to re-enter upon the Premises whereupon this Agreement shall determine but shall do so without prejudice to any claim which the Landlord may have against the Tenant in respect of any antecedent breach of the Tenant's covenants agreements or stipulations herein contained.

(b) That if the Tenancy hereby created should continue beyond the Term herein specified it shall in the absence of a new Agreement be deemed to be a tenancy determinable by six (6) calendar months’ notice in writing to be given by either party to the other and expiring on any day whether or not a Payment Day.

(c) That the next rent review will be on the 1st January 2027 in accordance with the provisions of the Fourth Schedule

(d)    That MMQ currently occupies the Building and is entitled to an Agreement of the Building from the Landlord. In the event, that the Landlord grants an Agreement of the Building to MMQ, such Agreement will be granted subject to and with the benefit of this Agreement and MMQ joins in this Agreement to affirm and agree this condition.

5.TENANT’S BREAK OPTION

5.1Notwithstanding anything to the contrary in this Agreement, the Tenant may terminate this Agreement at any time during the Term (the “Option Date”) by giving to the Landlord a notice in writing exercising the said right to terminate this Agreement (“Option Notice”) served on the Landlord not less than six (6) calendar months prior to an Option Date on which termination of this Agreement is to take effect.

5.2     Notwithstanding the service of the Notice, the Tenant covenants to:

5.2.1pay the Rent and all outgoings payable under or by virtue of this Agreement have been paid in full up to the Option Date;

5.2.2That vacant possession of the entire of the Premises and the Car Parking Spaces is given to the Landlord on the Option Date free from encumbrances and free from any claims or potential claims under the Landlord and Tenant Acts 1967 to 2010;

5.2.3That the original of this Agreement and, as applicable, a duly executed Agreement and discharge of any mortgage, charge or other encumbrance over or affecting either this Agreement or the Premises and any other documents in the Tenant’s possession or control in relation to the are delivered to the Landlord on or prior to the Option Date;

5.2.4An amount equal to any stamp duty and VAT arising in connection with the surrender or determination of this Agreement by the exercise of the right set forth in this Clause 5 to terminate this Agreement have been paid in full to the Landlord on or prior to the Option Date; and

5.2.5On or prior to the Option Date the Tenant shall as beneficial owner duly execute and deliver to the Landlord or as it directs an assignment or surrender of this Agreement together with all documents and declarations reasonably required in connection with the same or the registration of the same.
5.3Any such termination of this Agreement shall be without prejudice to any antecedent breach by either the Landlord or the Tenant of any of their respective covenants or obligations herein contained.

6.LANDLORD’S BREAK OPTION
6.1From the Term Commencement Date notwithstanding anything to the contrary in this Agreement the Landlord may terminate this Agreement on an Option Date by giving the Tenant not less than six (6) months prior written notice of termination.

6.2If notice of termination is given pursuant to clause 6.1 this Agreement will determine on the relevant Option Date but without prejudice to the remedies of either party against the other in respect of any antecedent breach of any of the covenants or conditions contained in this Agreement up to and including the relevant Option Date.

6.3The Tenant shall upon the date of such termination hand over vacant possession of the entire of the Premises and the Car Parking Spaces to the Landlord free from encumbrances and free from any claims under the Landlord and Tenant Acts, 1967 to 2019 as amended and upon the date of termination of this Agreement deliver to the Landlord or as it may direct the original of the Agreement and any other documents in the Tenant’s possession or control in relation to the Agreement or the Premises, together with an assignment or surrender of this Agreement.

7.NOTICES

7.1Any notice or demand required to be given or made under this Agreement shall be in writing and may be served:

7.1.1 by hand delivery;

7.1.2 by registered or recorded delivery post; or

7.1.3 by any other means which any party specified by notice to the other.

7.2Each party’s address for the service of notices shall be: 7.2.1 its above mentioned address; or
7.2.2 such other address as it specifies by notice to the other; or 7.2.3 if a company, its registered office for the time being.
7.3 A notice shall be deemed to have been served;

7.3.1if it was served by hand delivery, at the time of delivery;
7.3.2if it was served by post, at the expiration of three Working Days after the envelope containing the same, and properly addressed, was put in the post. For the purpose of these notice provisions the term “Working Day” shall not include any Saturday or Sunday or any Bank or Public Holiday.

8.GOVERNING LAW/JURISDICTION

These presents shall be governed by and construed according to the laws of Ireland applicable to contracts made wholly to be performed in Ireland. The parties hereto hereby submit to the exclusive jurisdiction of the Courts of Ireland for all purposes of this Agreement but so that this provision shall not prejudice or affect the jurisdiction of any Court elsewhere where jurisdiction might exist or be established.